Product Supplement No. WF-2 (To Prospectus dated May 23, 2022 and Series A Prospectus Supplement dated June 27, 2022)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-265158

Barclays Bank PLC

Global Medium-Term Notes, Series A

Notes Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities

Barclays Bank PLC may, from time to time, offer and sell notes linked to one or more equity indices (each, an “Index” and collectively, the “Indices”), exchange-traded funds (each, a “Fund” and collectively, the “Funds”) or common equity securities or American depositary shares (“ADSs”) of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”), or any combination thereof. The Indices, Funds and Underlying Stocks are sometimes referred to herein collectively as the “Market Measures” and individually as a “Market Measure.” The notes provide for the repayment of principal at maturity regardless of the performance of the relevant Market Measure(s) (subject to issuer credit risk), as well as the potential for a positive return based on the performance of the relevant Market Measure(s). We refer to all notes offered under this product supplement as the “notes.”

The notes constitute unsecured and unsubordinated obligations of Barclays Bank PLC ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

Any payment on the notes, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described under “Consent to U.K. Bail-in Power”) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the notes.

This document, which we refer to as a “product supplement,” describes some of the general terms that apply to the notes. This product supplement supplements the disclosure in any pricing supplement that may reference it, the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply to specific issuances of the notes and may include changes to the terms specified in this product supplement. A separate underlying supplement or the relevant pricing supplement will describe any Market Measure(s) to which the notes are linked. If the disclosure in the relevant pricing supplement is inconsistent with the disclosure in this product supplement, any accompanying underlying supplement, the prospectus supplement or the prospectus, the disclosure in the relevant pricing supplement will control.

You should carefully review the specific terms of the notes described in the applicable pricing supplement together with the information contained in this product supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the notes.

The notes will not be listed on any securities exchange or automated quotation system.

The notes have complex features and investing in the notes involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-3 of this product supplement. In addition, see the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of notes as well as the risks associated with the particular Market Measure(s) to which your notes are linked.

Notwithstanding and to the exclusion of any other term of the notes or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the notes, by acquiring the notes, each holder and beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power.”

The notes are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined that this product supplement or the accompanying prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	Barclays

The date of this product supplement is November 1, 2022.

TABLE OF CONTENTS

Page

Summary	PS-1
Risk Factors	PS-3
Consent to U.K. Bail-in Power	PS-11
General Terms of the Notes	PS-12

You should read this product supplement, together with the accompanying prospectus supplement and the prospectus, any applicable underlying supplement, the applicable pricing supplement and/or other supplement, which together contain a description of the terms of the notes to be offered, and which supersede all prior or contemporaneous oral statements as well as any other written materials.

You should carefully consider, among other things, the matters set forth under “Risk Factors” in this product supplement and the applicable pricing supplement, as the notes have complex features and involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

In this product supplement, unless the context otherwise requires, “we,” “us” and “our” mean Barclays Bank PLC.

i

Summary

Below is a summary of some of the key terms used throughout this product supplement. The applicable pricing supplement may use another term to describe the same feature, some of which are identified below.

General:	The notes constitute unsecured and unsubordinated obligations of Barclays Bank PLC ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law. Any payment on the notes, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described under “Consent to U.K. Bail-in Power”) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the notes.

Maturity Payment Amount:

The notes provide for a maturity payment amount that may be greater than or equal to the principal amount of the notes, depending on the performance of one or more:

•       equity indices (each, an “Index” and collectively, the “Indices”);

•       exchange-traded funds (each, a “Fund” and collectively, the “Funds”);

•       common equity securities or American depositary shares of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”); or

•       any combination of the foregoing,

as specified in the applicable pricing supplement. Accordingly, although the notes provide for the repayment of principal at maturity, you may not receive any positive return on the notes.

In this product supplement, we sometimes refer to the Indices, Funds and Underlying Stocks to which your notes may be linked collectively as the “Market Measures” and individually as a “Market Measure.” The index underlying a Fund is sometimes referred to as a “fund underlying index.” We refer to the issuer of an Underlying Stock as an “Underlying Stock Issuer.”

The applicable pricing supplement may also refer to a Market Measure as an “Underlier” or an “Underlying.” In addition, if the notes are linked to a weighted basket composed of two or more Market Measures, the applicable pricing supplement may refer to each Market Measure as a “basket component.” The notes may also be linked to the worst performing or best performing of two or more Market Measures, as described in the accompanying pricing supplement.

You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the relevant Market Measure(s) will cause you to not receive any positive return on your investment.

Coupon:	The notes will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement provides for the payment of a coupon, the coupon rate and the coupon payment date(s) will be specified in the applicable pricing supplement.

U.K. Bail-in:	Notwithstanding and to the exclusion of any other term of the notes or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the notes, by acquiring the notes, each holder and beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power.”

Principal Amount and Original Offering Price:	The principal amount of each note and the original offering price of each note will be specified in the applicable pricing supplement.

Pricing Date:	We refer to the date on which a particular issuance of notes is priced for initial sale to the public as the

“pricing date.” The applicable pricing supplement may also refer to the pricing date as the “trade date.”

Calculation Day(s):

We refer to each date on which the value of any Market Measure is to be referenced in the determination of any payment on the notes as a “calculation day.” If there is a single calculation day for the notes, references to the “final calculation day” herein mean such calculation day.

The applicable pricing supplement may also refer to a calculation day as a “valuation date,” an “observation date,” a “determination date” or such other term as specified in the applicable pricing supplement. The calculation day(s) will be specified in the applicable pricing supplement and will be subject to postponement due to non-trading days and market disruption events. See “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”

Payment Date(s):	The relevant pricing supplement will specify the stated maturity date and any other date on which amounts will or may be payable on the notes (each referred to as a “payment date”). Each payment date is subject to postponement as described under “General Terms of the Notes—Payment Dates.”

Closing Value:	When we refer to the “closing value” of a Market Measure herein we mean, on any date of determination, (i) with respect to an Index, its closing level (as defined herein) on that day; (ii) with respect to a Fund, its fund closing price (as defined herein) on that day; and (iii) with respect to an Underlying Stock, its stock closing price (as defined herein) on that day.

Calculation Agent:	Unless otherwise specified in the applicable pricing supplement, Barclays Bank PLC, will act as initial calculation agent for the notes. We may appoint a different institution, including one of our affiliates, to serve as calculation agent from time to time after the original issue date of the notes without your consent and without notifying you of the change. We will ensure that there is a financial institution serving as the calculation agent at all relevant times.

No Listing:	The notes will not be listed on any securities exchange or automated quotation system.

Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes, see “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement.

Risk Factors

The notes have complex features and investing in the notes will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in the applicable pricing supplement, any applicable underlying supplement and/or other supplement, the prospectus supplement and the prospectus, including the documents they incorporate by reference. The risk factors set forth below describe certain significant risks associated with an investment in the notes. You should read these risk factors together with the risk factors included in the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of notes as well as the risks associated with the particular Market Measure(s) to which your notes are linked. As described in more detail below, the value of the notes may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the notes in light of your particular circumstances.

General Risk Factors Relating To The Notes Generally

You May Not Receive Any Positive Return On The Notes.

The notes provide for a maturity payment amount that may be greater than or equal to the principal amount of the notes, depending on the performance of the relevant Market Measure(s) and other terms of the notes, as described in the applicable pricing supplement. If the relevant Market Measure(s) do not perform favorably, you may not receive any positive return on your investment in the notes. Although the notes provide for the repayment of the principal amount at maturity regardless of the performance of the relevant Market Measure(s), you may nevertheless suffer a loss on your investment in the notes, in real value terms, if you do not receive a positive return on the notes. This is because inflation may cause the real value of the principal amount to be less at maturity than it is at the time you invest, and because an investment in the notes represents a forgone opportunity to invest in an alternative asset that does generate a positive return. The potential loss in real value terms will be greater the longer the term of the notes.

Even if you do receive a positive return on your investment in the notes, there can be no assurance that your total return at maturity on the notes will compensate you for the effects of inflation and your yield on the notes may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Barclays Bank PLC or another issuer with a similar credit rating with the same stated maturity date. You should carefully consider whether an investment that may not provide for any positive return, or may provide a return that is lower than the return on conventional debt securities, is appropriate for you.

Investing In The Notes Is Not The Same As Investing In Any Market Measure.

Investing in the notes is not equivalent to investing in any Market Measure. As an investor in the notes, your return will not reflect the return you would realize if you actually owned and held any Underlying Stock, the shares of any Fund or the securities included in any Index for a period similar to the term of the notes because you will not receive any dividend payments, distributions or any other payments paid on those shares or securities. As a holder of the notes, you will not have any voting rights or any other rights as would holders of an Underlying Stock, a Fund or the securities included in an Index.

Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Notes.

It is impossible to predict whether the value of a Market Measure will fall or rise. The value of a Market Measure will be influenced by complex and interrelated political, economic, financial and other factors that can affect such Market Measure. Accordingly, any historical values of a Market Measure do not provide an indication of the future performance of such Market Measure.

A Payment Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day is subject to postponement for non-trading days and market disruption events as described under “General Terms of the Notes” below. If such a postponement occurs with respect to a calculation day other than the final calculation day (if any), then the related payment date will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Additional Risk Factors Relating To the Issuer

The Notes Are Subject To The Credit Risk Of Barclays Bank PLC.

The notes are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the notes and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the notes.

You May Lose Some Or All Of Your Investment If Any U.K. Bail-in Power Is Exercised By The Relevant U.K. Resolution Authority.

Notwithstanding and to the exclusion of any other term of the notes or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the notes, by acquiring the notes, each holder and beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power.” Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the notes losing all or a part of the value of your investment in the notes or receiving a different security from the notes, which may be worth significantly less than the notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the notes. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes. See “Consent to U.K. Bail-in Power” in this product supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Additional Risk Factors Relating To Conflict of Interest

Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., Wells Fargo Securities, LLC (“WFS”) Or Their Respective Affiliates.

Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the notes or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of each Market Measure and the merits of investing in the notes.

We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Notes In Various Ways And Create Conflicts Of Interest.

We, our affiliates, WFS and any dealer participating in the distribution of the notes (a “participating dealer”) may play a variety of roles in connection with the issuance of the notes, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the notes.

In connection with our normal business activities and in connection with hedging our obligations under the notes, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the relevant Market Measure(s) or any of their components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the notes. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the notes into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the notes. Participating dealers may also engage in such activities that may negatively impact the value of the notes.

In addition, the role played by Barclays Capital Inc., as the agent for the notes, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the notes. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the notes and such compensation or financial benefit may serve as an incentive to sell the notes instead of other investments. Furthermore, we and our affiliates establish the offering price of the notes for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the notes or any of its affiliates conducts hedging activities for us in connection with the notes, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession and/or any fee that the participating dealer realizes for the sale of the notes to you. This additional projected profit may create a further incentive for the participating dealer to sell the notes to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the notes. As calculation agent, we will determine any values of the relevant Market Measure(s) and make any other determinations necessary to calculate any payments on the notes. In making these determinations, the calculation agent may be required to make discretionary judgments, including, but not limited to:

•	determining whether a non-trading day or market disruption event has occurred on any date that the value of a Market Measure is to be determined;

•	with respect to an Index, (i) determining the closing level of such Index if a calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs with respect to such Index on that day; (ii) if an Index is discontinued, selecting a successor equity index or, if no successor equity index is available, determining the closing level of such Index on any date of determination; and (iii) determining whether to adjust the closing level of such Index on a calculation day in the event of certain changes in or modifications to such Index;

•	with respect to a Fund, (i) determining the fund closing price of such Fund if a calculation day is postponed with respect to such Fund to the last day to which it may be postponed and a market disruption event with respect to such Fund occurs on that day; (ii) adjusting the adjustment factor for a Fund and other terms of the notes in certain circumstances; (iii) if a Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the fund closing price of such Fund on any date of determination; and (iv) determining whether to adjust the fund closing price of a Fund on a calculation day in the event of certain changes in or modifications to such Fund or its fund underlying index; and

•	with respect to an Underlying Stock, (i) determining the stock closing price of such Underlying Stock if a calculation day is postponed with respect to such Underlying Stock to the last day to which it may be postponed and a market disruption event occurs with respect to such Underlying Stock on that day; (ii) determining the stock closing price of an Underlying Stock if it is not otherwise available on any date of determination; (iii) adjusting the adjustment factor for an Underlying Stock in certain circumstances; and (iv) if a replacement stock event occurs with respect to an Underlying Stock, selecting a replacement stock to be substituted for such Underlying Stock and making certain other adjustments to the terms of the notes.

In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the notes, and any of these determinations may adversely affect any payments on the notes. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the notes.

Additional Risk Factors Relating To The Estimated Value Of The Notes And The Secondary Market

The Notes Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Notes To Develop.

The notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your notes to maturity.

The Value Of The Notes Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

Structured notes, including the notes, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the notes at issuance and their value in the secondary market. Accordingly, in addition to the value of the relevant Market Measure(s) on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the relevant Market Measure(s) and any of their components;

•	correlation (or lack of correlation) of the relevant Market Measure(s);

•	the time to maturity of the notes;

•	the market prices or values of, and dividend rates on, the relevant Market Measure(s) and any of their components;

•	interest and yield rates in the market generally;

•	supply and demand for the notes;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

The Estimated Value Of Your Notes Is Expected To Be Lower Than The Original Offering Price Of Your Notes.

The estimated value of your notes on the pricing date is expected to be lower, and may be significantly lower, than the original offering price of your notes. The difference between the original offering price of your notes and the estimated value of the notes is expected as a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees expected to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the notes, the estimated cost that we may incur in hedging our obligations under the notes, and estimated development and other costs that we may incur in connection with the notes.

The Estimated Value Of Your Notes Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market.

The estimated value of your notes on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

The Estimated Value Of The Notes Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions.

The estimated value of your notes on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the notes may not be consistent with those of other financial institutions that may be purchasers or sellers of notes in the secondary market. As a result, the secondary market price of your notes may be materially different from the estimated value of the notes determined by reference to our internal pricing models.

The Estimated Value Of Your Notes Is Not A Prediction Of The Prices At Which You May Sell Your Notes In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Notes And May Be Lower Than The Estimated Value Of Your Notes.

The estimated value of the notes will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the notes. Further, as secondary market prices of your notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the notes such as fees, commissions, discounts, and the costs of hedging our obligations under the notes, secondary market prices of your notes will likely be lower than the original offering price of your notes. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the notes from you in secondary market transactions, if any, will likely be lower than the price you paid for your notes, and any sale prior to the stated maturity date could result in a substantial loss to you.

The Temporary Price At Which We May Initially Buy The Notes In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Notes.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the notes in the secondary market (if Barclays Capital Inc. makes a market in the notes, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the notes on the pricing date, as well as the secondary market value of the notes, for a temporary period after the initial issue date of the notes. The price at which Barclays Capital Inc. may initially buy or sell the notes in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your notes.

Additional Risk Factors Relating To Notes Linked To An Index

Changes That Affect An Index May Adversely Affect The Value Of The Notes And Any Payments On The Notes.

The policies of a sponsor or publisher of an Index (each, an “index sponsor”) concerning the calculation of the relevant Index and the addition, deletion or substitution of securities comprising such Index and the manner in which an index sponsor takes account of certain changes affecting such securities may affect the value of such Index and, therefore, may affect the value of the notes and any payments on the notes. An index sponsor may discontinue or suspend calculation or dissemination of the relevant Index or materially alter the methodology by which it calculates such Index. Any such actions could adversely affect the value of the notes.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In Any Index.

Actions by any company whose securities are included in any Index to which your notes are linked may have an adverse effect on the price of its security, the closing level of such Index on any calculation day and the value of the notes. Unless otherwise disclosed in any applicable underlying supplement or in the applicable pricing supplement, we will not be affiliated with any of the companies whose securities are included in any Index. These unaffiliated companies will not be involved in the offering of the notes and will have no obligations with respect to the notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies will not be involved with the administration, marketing or trading of the notes and will have no obligations with respect to any amounts to be paid to you on the notes.

We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any index sponsor and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Index. We have derived the information about any Index and its index sponsor contained in any applicable underlying supplement and in the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the notes, should make your own investigation into any applicable Index and its index sponsor. No index sponsor will be involved in the offering of the notes made hereby in any way nor will have any obligation to consider your interests as an owner of the notes in taking any actions that might affect the value of the notes.

Additional Risk Factors Relating to Notes Linked To A Fund

Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Notes And Any Payments On The Notes.

The policies of the sponsor of a Fund (a “fund sponsor”) concerning the calculation of such Fund’s net asset value, additions, deletions or substitutions of securities in such Fund and the manner in which changes in its fund underlying index are reflected in such Fund, and changes in those policies, could affect the closing price of the shares of such Fund and, therefore, may affect the value of the notes and any payments on the notes. Similarly, the policies of the sponsor of a fund underlying index (a “fund underlying index sponsor”) concerning the calculation of such fund underlying index and the addition, deletion or substitution of securities comprising such fund underlying index and the manner in which such fund underlying index sponsor takes account of certain changes affecting such securities may affect the level of such fund underlying index and the closing price of the shares of the related Fund and, therefore, may affect the value of the notes and any payments on the notes. A fund underlying index sponsor may also discontinue or suspend calculation or dissemination of such fund underlying index or materially alter the methodology by which it calculates such fund underlying index. Any such actions could adversely affect the value of the notes.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.

Actions by any company whose securities are included in a Fund or in its fund underlying index may have an adverse effect on the price of its security, the fund closing price of such Fund on any calculation day and the value of the notes. Unless otherwise disclosed in any applicable underlying supplement or in the applicable pricing supplement, we will not be affiliated with any of the companies whose security is represented in any Fund or its fund underlying index. These unaffiliated companies will not be involved in the offering of the notes and will have no obligations with respect to the notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies will not be involved with the administration, marketing or trading of the notes and will have no obligations with respect to any amounts to be paid to you on the notes.

We And Our Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any fund sponsor or fund underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the applicable Fund or its fund underlying index. We have derived the information about any Fund, its fund underlying index and the related sponsors contained in any applicable underlying supplement or in the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the notes, should make your own investigation into any applicable Fund, its fund underlying index and the sponsors. The sponsors are not involved in the offering of the notes made hereby in any way and have no obligation to consider your interests as an owner of the notes in taking any actions that might affect the value of the notes.

An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.

The performance of the shares of a Fund may not exactly replicate the performance of the related fund underlying index because such Fund may not invest in all of the securities included in the related fund underlying index and because such Fund will reflect transaction costs and fees that are not included in the calculation of the related fund underlying index. A Fund may also hold securities or derivative financial instruments not included in the related fund underlying index. It is also possible that a Fund may not fully replicate the performance of its fund underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a Fund may differ from the net asset value per share of such Fund. As a result, the performance of a Fund may not correlate perfectly with the performance of the related fund underlying index, and the return on the notes based on the performance of a Fund will not be the same as the return on notes based on the performance of the related fund underlying index.

There Are Risks Associated With A Fund.

Although the shares of any Fund to which your notes are linked will be listed for trading on a United States securities exchange and a number of similar products have been traded on such securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Fund or that there will be liquidity in the trading market.

In addition, a Fund will be subject to management risk, which is the risk that a fund sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, a fund sponsor may elect to invest certain of its assets in shares of equity securities that are not included in the related fund underlying index. A Fund will also not be actively managed and may be affected by a general decline in market segments relating to its fund underlying index. Further, a fund sponsor may invest in securities included in, or representative of, the applicable fund underlying index regardless of their investment merits, and a fund sponsor will not attempt to take defensive positions in declining markets.

Further, under continuous listing standards adopted by the relevant securities exchange, a Fund will be required to confirm on an ongoing basis that the securities included in its fund underlying index satisfy the applicable listing requirements. In the event that a fund underlying index does not comply with the applicable listing requirements, the applicable Fund would be required to rectify such non-compliance by requesting that the relevant fund underlying index sponsor modify the relevant fund underlying index, transitioning to a new fund underlying index or obtaining relief from the Securities and Exchange Commission (the “SEC”). There can be no assurance that a fund underlying index sponsor would modify the relevant fund underlying index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in a Fund being delisted. If a Fund were delisted, the calculation agent would select a successor fund or, if no successor fund is available, would determine the fund closing price of such Fund on any date of determination.

These risks may adversely affect the price of the shares of any applicable Fund and, consequently, the value of the notes.

Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing prices of a Fund. The adjustment factor for a Fund will be adjusted by the calculation agent for certain events affecting the shares of such Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the notes may be adversely affected.

Additional Risk Factors Relating To Notes Linked To An Underlying Stock

The Notes May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.

Following certain corporate events relating to an Underlying Stock, such as a stock-for-stock merger where the applicable Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the notes. Following certain other corporate events relating to an Underlying Stock in which holders of such Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving such Underlying Stock Issuer, or a liquidation of such Underlying Stock Issuer), the common stock of another company in the same industry group as such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the notes. Such substitution may also occur if an Underlying Stock consists of ADSs and such ADSs are delisted or the applicable ADS facility is terminated. In any such event, the equity-linked nature of the notes would be significantly altered. We describe the specific events that can lead to these adjustments and the procedures for selecting a replacement stock in the section entitled “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Adjustment Events.” The occurrence of such events and the consequent adjustments may materially and adversely affect the value of the notes and any payments on the notes.

We Cannot Control Actions By An Underlying Stock Issuer.

Actions by an Underlying Stock Issuer may have an adverse effect on the price of such Underlying Stock, the stock closing price of such Underlying Stock on any calculation day and the value of the notes. We are not affiliated with any Underlying Stock Issuer. No Underlying Stock Issuer will be involved in the offering of the notes nor will any Underlying Stock Issuer have any obligations with respect to the notes, including any obligation to take our interests or your interests into consideration for any reason. No Underlying Stock Issuer will receive any of the proceeds of the offering of the notes nor will be responsible for, or will have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. No Underlying Stock Issuer will be involved with the administration, marketing or trading of the notes nor will have any obligations with respect to any amounts payable on the notes.

We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any Underlying Stock Issuer. This product supplement and any applicable pricing supplement relates only to the notes and does not relate to any Underlying Stock. The material provided in this product supplement and any applicable pricing supplement concerning an Underlying Stock Issuer is derived from publicly available documents without independent verification. Neither we nor the agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuers. Furthermore, neither we nor the agent knows whether any Underlying Stock Issuer has disclosed all events occurring before the date of this product supplement or the applicable pricing supplement—including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the value of the notes and any payments on the notes. You, as an investor in the notes, should make your own investigation into any applicable Underlying Stock Issuer.

In addition, there can be no assurance that an Underlying Stock Issuer will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will distribute any reports, proxy statements, and other information required thereby to its shareholders. In the event that an Underlying Stock Issuer ceases to be subject to such reporting requirements and the notes continue to be outstanding, pricing information for the notes may be more difficult to obtain and the value and liquidity of the notes may be adversely affected. Neither we nor any agent is responsible for the public disclosure of information by any Underlying Stock Issuer, whether contained in filings with the SEC or otherwise.

You Have Limited Anti-dilution Protection.

The calculation agent will, in its sole discretion, adjust the adjustment factor of an Underlying Stock for certain events affecting such Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the applicable Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect an Underlying Stock. For example, the calculation agent is not required to make any adjustments to the adjustment factor of an Underlying Stock if the applicable Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for such Underlying Stock. Consequently, this could affect the value of the notes and any payments on the notes. See “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Adjustment Events” for a description of the general circumstances in which the calculation agent will make adjustments to the adjustment factor of an Underlying Stock.

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the notes or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the notes, by acquiring the notes, each holder and beneficial owner of the notes acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the notes; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, or any other amounts payable on, the notes into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the notes, of such shares, securities or obligations); (iii) the cancellation of the notes and/or (iv) the amendment or alteration of the maturity of the notes, or the amendment of the amount of interest or any other amounts due on the notes, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the notes further acknowledges and agrees that the rights of the holders or beneficial owners of the notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the notes may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—Additional Risk Factors Relating To the Issuer—You May Lose Some Or All Of Your Investment If Any U.K. Bail-in Power Is Exercised By The Relevant U.K. Resolution Authority” in this product supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

General Terms of the NOTES

Barclays Bank PLC will issue the notes as part of a series of unsecured and unsubordinated debt securities entitled “Global Medium-Term Notes, Series A,” which are more fully described in the accompanying prospectus supplement. Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.

The specific terms of the notes will be described in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement, the terms described in the applicable pricing supplement shall control. Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

Certain Terms for Notes Linked to an Index

Certain Definitions

A “multiple exchange index” means the EURO STOXX 50® Index, the MSCI ACWI Index®, the MSCI EAFE Index®, the MSCI Emerging Markets IndexSM, and any other equity index designated as a multiple exchange index in the applicable pricing supplement.

A “trading day” with respect to an Index (other than a multiple exchange index) means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to a multiple exchange index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to publish the level of such Index and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.

The “closing level” with respect to an Index on any trading day means the official closing level of that Index reported by the relevant index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Bloomberg L.P., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index” and “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”

Market Disruption Events

A “market disruption event” with respect to an Index (other than a multiple exchange index) means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any related futures or options exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying such Index or successor equity index or any related futures or options exchange with respect to such Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an Index (other than a multiple exchange index):

(1)	the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such Index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for such Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for such Index or any successor equity index on which each relevant stock exchange for the securities underlying such Index or any successor equity index and each related futures or options exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to a multiple exchange index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in such Index or any successor equity index, and the aggregate of all securities included in such Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Index or successor equity index:

•	a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•	the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such Index or any successor equity index:

•	a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•	the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)	The relevant index sponsor fails to publish the level of such Index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Index or successor equity index and no successor equity index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a multiple exchange index:

(1)	the relevant percentage contribution of a security included in such Index or any successor equity index to the level of such Index will be based on a comparison of (x) the portion of the level of such Index or any successor equity index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)	an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

Adjustments to an Index

If at any time the method of calculating an Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if an Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of an Index

If an index sponsor discontinues publication of an Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Barclays Bank PLC, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of such Index on any date of determination, with such adjustments as the calculation agent determines are appropriate to account for the economic effect of that substitution on holders of the notes. Upon any selection by the calculation agent of a successor equity index, Barclays Bank PLC will cause notice to be given to holders of the notes.

In the event that an index sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day an index sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Index, then the provisions set forth below under “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, an Index may adversely affect the value of the notes.

Certain Terms for Notes Linked to a Fund

Certain Definitions

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

The “closing price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act, on which such Fund (or any such other security) is listed or admitted to trading.

The “fund closing price” with respect to a Fund on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.

The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.

Market Disruption Events

A “market disruption event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day for such Fund.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the notes upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the notes. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this product supplement or would not preserve the relative investment risks of the notes. All determinations made by the calculation agent in making any adjustments to the terms of the notes, including adjustments that are in addition to, or that differ from, those described in this product supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the notes, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the additional number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the notes that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Fund or the method of determining the maturity payment amount or any other terms of the notes as the calculation agent determines appropriate to account for the economic effect on the notes of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and Barclays Bank PLC, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the notes.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which a fund underlying index sponsor discontinues publication of the relevant fund underlying index), then the calculation agent will calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the performance of such Fund’s portfolio as constituted immediately prior to such liquidation event, without any rebalancing or substitution of securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the notes.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the notes unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the related fund underlying index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Fund and determine the maturity payment amount and any other terms of the notes with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

Certain Terms for Notes Linked to an Underlying Stock

Certain Definitions

A “trading day” with respect to an Underlying Stock means a day, as determined by the calculation agent, on which trading is generally conducted on the principal trading market for such Underlying Stock (as determined by the calculation agent, in its sole discretion), the Chicago Mercantile Exchange and the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States.

The “closing price” for one share of an Underlying Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•	if such Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act on which such Underlying Stock (or any such other security) is listed or admitted to trading; or

•	if such Underlying Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day.

If such Underlying Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the official closing price is not available pursuant to the preceding sentence, then the closing price for one share of such Underlying Stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the OTC Bulletin Board Service on such day.

If the official closing price or the last reported sale price, as applicable, for such Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price per share for any trading day will be the mean, as determined by the calculation agent, of the bid price for such Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Barclays Bank PLC, WFS or any of their respective affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board Service” will include any successor service thereto or, if the OTC Bulletin Board Service is discontinued and there is no successor service thereto, the OTC Reporting Facility operated by FINRA.

The “stock closing price” with respect to an Underlying Stock on a trading day, means the product of the closing price of such Underlying Stock and the adjustment factor for such Underlying Stock, each on such trading day.

The “adjustment factor” for an Underlying Stock is initially 1.0. The adjustment factor for an Underlying Stock will remain constant for the term of the notes, subject to adjustment for certain corporate events relating to the applicable Underlying Stock Issuer as described in the section entitled “—Adjustment Events” below.

Market Disruption Events

A “market disruption event” means, with respect to an Underlying Stock, the occurrence or existence of any of the following events:

•	a suspension, absence or material limitation of trading in such Underlying Stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	a suspension, absence or material limitation of trading in option or futures contracts relating to such Underlying Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	such Underlying Stock does not trade on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or what was the primary market for such Underlying Stock, as determined by the calculation agent in its sole discretion; or

•	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the notes that we or our affiliates have effected or may effect.

The following events will not be a market disruption event with respect to an Underlying Stock:

•	a limitation on the hours or number of days of trading in such Underlying Stock in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•	a decision to permanently discontinue trading in the option or futures contracts relating to such Underlying Stock.

For this purpose, a “suspension, absence or material limitation of trading” in the applicable market will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a “suspension, absence or material limitation of trading” in the applicable market for such Underlying Stock or option or futures contracts relating to such Underlying Stock, as applicable, by reason of any of:

•	a price change exceeding limits set by that market;

•	an imbalance of orders relating to such Underlying Stock or those contracts; or

•	a disparity in bid and asked quotes relating to such Underlying Stock or those contracts will constitute a “suspension, absence or material limitation of trading” in such Underlying Stock or those contracts, as the case may be, in the applicable market.

Adjustment Events

The adjustment factor for an Underlying Stock is initially 1.0. However, the adjustment factor for an Underlying Stock is subject to adjustment by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the Underlying Stocks and, consequently, the value of your notes, such as a tender or exchange offer by the applicable Underlying Stock Issuer for such Underlying Stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such Underlying Stock. We describe the risks relating to dilution above under “Risk Factors—Additional Risk Factors Relating to Notes Linked to An Underlying Stock—You Have Limited Anti-dilution Protection.”

How adjustments will be made

If one of the events described below occurs with respect to an Underlying Stock and the calculation agent determines that the event has a dilutive or concentrative effect on the market price of such Underlying Stock, the calculation agent will calculate a corresponding adjustment to the adjustment factor for such Underlying Stock as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the adjustment factor for such Underlying Stock will be adjusted by the calculation agent by multiplying the existing adjustment factor by a fraction whose numerator is the number of shares of such Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of such Underlying Stock outstanding immediately prior to the stock split. Consequently, the adjustment factor for such Underlying Stock will be adjusted to double the prior adjustment factor, due to the corresponding decrease in the market price of such Underlying Stock. Adjustments to the adjustment factor for an Underlying Stock will be made for events with an effective date or ex-dividend date, as applicable, from but excluding the pricing date to and including the applicable calculation day for such Underlying Stock (the “adjustment period”).

The calculation agent will also determine the effective date of that adjustment, and the replacement of an Underlying Stock, if applicable, in the event of a consolidation or merger or certain other events in respect of the applicable Underlying Stock Issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee and the paying agent, stating the adjustment to the adjustment factor of such Underlying Stock. The calculation agent will not be required to make any adjustments to the adjustment factor for purposes of calculating the stock closing price for a calculation day after the close of business on such calculation day; provided that any such adjustments to the adjustment factor will be taken into account for purposes of determining the stock closing price for any subsequent calculation day. In no event, however, will an anti-dilution adjustment to the adjustment factor of an Underlying Stock during the term of the notes be deemed to change the principal amount per note.

If more than one event requiring adjustment occurs with respect to an Underlying Stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the adjustment factor for such Underlying Stock for the second event, applying the required adjustment to the adjustment factor for such Underlying Stock as already adjusted for the first event, and so on for any subsequent events.

For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the adjustment factor for an Underlying Stock unless the adjustment would result in a change to the adjustment factor of such Underlying Stock then in effect of at least 0.10%. The adjustment factor of such Underlying Stock resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

If an event requiring an anti-dilution adjustment occurs with respect to an Underlying Stock, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your notes that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred with respect to an Underlying Stock, as to the nature of the adjustment required for such Underlying Stock and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent.

If any of the adjustments specified below is required to be made with respect to an amount or value of any cash or other property that is distributed by an Underlying Stock Issuer organized outside the United States, such amount or value will be converted to U.S. dollars, as applicable, and will be reduced by any applicable foreign withholding taxes that would apply to such distribution if such distribution were paid to a U.S. person that is eligible for the benefits of an applicable income tax treaty, if any, between the United States and the jurisdiction of organization of such Underlying Stock Issuer, as determined by the calculation agent, in its sole discretion.

No adjustments will be made for certain other events, such as offerings of common stock by an Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for an Underlying Stock by the Underlying Stock Issuer of such Underlying Stock or any other person.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If an Underlying Stock is subject to a stock split or a reverse stock split, then once the split has become effective, the calculation agent will adjust the adjustment factor for that Underlying Stock to equal the product of the prior adjustment factor of that Underlying Stock and the number of securities that a holder of one share (or other applicable security) of that Underlying Stock before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If an Underlying Stock is subject to a stock dividend payable in shares of such Underlying Stock that is given ratably to all holders of shares of such Underlying Stock, then once the dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the sum of the prior adjustment factor for such Underlying Stock and the product of:

•	the number of shares issued with respect to one share of such Underlying Stock, and

•	the prior adjustment factor for such Underlying Stock.

The “ex-dividend date” for any dividend or other distribution with respect to an Underlying Stock is the first day on and after which such Underlying Stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

Unless otherwise specified in the applicable pricing supplement, the adjustment factor for an Underlying Stock will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to such Underlying Stock, other than:

•	stock dividends described above,

•	issuances of transferable rights and warrants as described in “—Transferable Rights and Warrants” below,

•	distributions that are spin-off events described in “—Reorganization Events” below, and

•	extraordinary dividends described below.

An “extraordinary dividend” means each of (a) the full amount per share of an Underlying Stock of any cash dividend or special dividend or distribution that is identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution) distributed per share of such Underlying Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of such Underlying Stock that did not include an extraordinary or special dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this section, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5.00% of the closing price of such Underlying Stock on the trading day preceding the ex-dividend date for the payment of such cash dividend or other cash distribution (such closing price, the “extraordinary dividend base closing price”) and (c) the full cash value of any non-cash dividend or distribution per share of such Underlying Stock (excluding marketable securities, as defined below).

If an Underlying Stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the product of:

•	the prior adjustment factor for such Underlying Stock, and

•	a fraction, the numerator of which is the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date exceeds the extraordinary dividend.

Notwithstanding anything herein, the initiation by an Underlying Stock Issuer of an ordinary dividend on such Underlying Stock or any announced increase in the ordinary dividend on such Underlying Stock will not constitute an extraordinary dividend requiring an adjustment.

To the extent an extraordinary dividend is not paid in cash or is paid in a currency other than U.S. dollars, the value of the non-cash component or non-U.S. currency will be determined by the calculation agent, in its sole discretion. A distribution on an Underlying Stock that is a dividend payable in shares of such Underlying Stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of such Underlying Stock only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If an Underlying Stock Issuer issues transferable rights or warrants to all holders of such Underlying Stock to subscribe for or purchase such Underlying Stock at an exercise price per share that is less than the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance, then the adjustment factor for such Underlying Stock will be adjusted to equal the product of:

•	the prior adjustment factor for such Underlying Stock, and

•	a fraction, (1) the numerator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of such Underlying Stock (referred to herein as the “additional shares”) that the aggregate offering price of the total number of shares of such Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance.

The number of additional shares will be equal to:

•	the product of (1) the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by

•	the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance.

If the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of such Underlying Stock offered in respect of the rights or warrants, then the adjustment factor for such Underlying Stock will promptly be readjusted to the adjustment factor for such Underlying Stock that would have been in effect had the adjustment been made on the basis of the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants.

Reorganization Events

Each of the following is a reorganization event with respect to an Underlying Stock:

•	such Underlying Stock is reclassified or changed (other than in a stock split or reverse stock split),

•	the applicable Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of such Underlying Stock are exchanged for or converted into other property,

•	a statutory share exchange involving outstanding shares of such Underlying Stock and the securities of another entity occurs, other than as part of an event described above,

•	the applicable Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

•	the applicable Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer), or

•	the applicable Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of such Underlying Stock.

Adjustments for Reorganization Events

If a reorganization event occurs with respect to an Underlying Stock, then the calculation agent will make adjustments for that Underlying Stock as described below to reflect the amount and type of property or properties—whether cash, securities, other property or a combination thereof—that a holder of one share of such Underlying Stock would have been entitled to receive in relation to the reorganization event. We refer to this new property as the “reorganization property.”

Reorganization property can be classified into two categories:

•	an equity security listed on a national securities exchange, which we refer to generally as a “marketable security” and, in connection with a particular reorganization event, “new stock,” which may include any tracking stock, any stock received in a spin-off (“spin-off stock”) or any marketable security received in exchange for the applicable Underlying Stock; and

•	cash and any other property, assets or securities other than marketable securities (including equity securities that are not listed, that are traded over the counter or that are listed on a non-U.S. securities exchange), which we refer to as “non-stock reorganization property.”

For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the reorganization property. For purposes of valuing any new stock, the calculation agent will use the closing price of the security on the relevant trading day. The calculation agent will value non-stock reorganization property in any manner it determines, in its sole discretion, to be appropriate. In connection with a reorganization event in which reorganization property includes new stock, for the purpose of determining the adjustment factor for any new stock as described below, the term “new stock reorganization ratio” means the product of (i) the number of shares of the new stock received with respect to one share of the applicable Underlying Stock and (ii) the adjustment factor for the applicable Underlying Stock on the trading day immediately prior to the effective date of the reorganization event.

If a holder of shares of the applicable Underlying Stock may elect to receive different types or combinations of types of reorganization property in the reorganization event (other than a consummated tender offer or exchange offer or going-private transaction as described below), the reorganization property will consist of the types and amounts of each type distributed to a holder of shares of such Underlying Stock that makes no election, as determined by the calculation agent in its sole discretion.

If any reorganization event occurs with respect to an Underlying Stock, then on and after the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) the term “Underlying Stock” in this product supplement will be deemed to mean the following with respect to such Underlying Stock, and for each share of such Underlying Stock, new stock and/or replacement stock so deemed to constitute such Underlying Stock, the adjustment factor for such Underlying Stock will be equal to the applicable number indicated:

(a)	if such Underlying Stock continues to be outstanding:

(1)	that Underlying Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of the reorganization event; and

(2)	if the reorganization property includes new stock, a number of shares of new stock equal to the new stock reorganization ratio;

provided that, if any non-stock reorganization property is received in the reorganization event, the results of (a)(1) and (a)(2) above will each be multiplied by the “gross-up multiplier,” which will be equal to a fraction, the numerator of which is the closing price of the original Underlying Stock on the trading day immediately prior to the effective date of the reorganization event and the denominator of which is the amount by which such closing price of the original Underlying Stock exceeds the value of the non-stock reorganization property received per share of such Underlying Stock as determined by the calculation agent as of the close of trading on such trading day; or

(b)	if such Underlying Stock is surrendered for reorganization property:

(1)	that includes new stock, a number of shares of new stock equal to the new stock reorganization ratio; provided that, if any non-stock reorganization property is received in the reorganization event, such number will be multiplied by the gross-up multiplier; or

(2)	that consists exclusively of non-stock reorganization property:

(i)	if the surviving entity has marketable securities outstanding following the reorganization event and either (A) such marketable securities were in existence prior to such reorganization event or (B) such marketable securities were exchanged for previously outstanding marketable securities of the surviving entity or its predecessor (“predecessor stock”) in connection with such reorganization event (in either case of (A) or (B), the “successor stock”), a number of shares of the successor stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event equal to the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event multiplied by a fraction, the numerator of which is the value of the non-stock reorganization property per share of such Underlying Stock on such trading day and the denominator of which is the closing price of the successor stock on such trading day (or, in the case of predecessor stock, the closing price of the predecessor stock multiplied by the number of shares of the successor stock received with respect to one share of the predecessor stock); or

(ii)	if the surviving entity does not have marketable securities outstanding, or if there is no surviving entity (in each case, a “replacement stock event”), a number of shares of replacement stock (selected as defined below) with an aggregate value on the effective date of such reorganization event equal to the value of the non-stock reorganization property multiplied by the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event.

If a reorganization event occurs with respect to the shares of an Underlying Stock and the calculation agent makes adjustments for such Underlying Stock to reflect the reorganization property in the event as described above, the calculation agent will make further anti-dilution adjustments for any later events that affect such Underlying Stock (including any reorganization property). The calculation agent will do so to the same extent that it would make adjustments if the shares of such Underlying Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of that Underlying Stock (including any reorganization property), the required adjustment will be made with respect to that component as if it alone were that Underlying Stock.

For purposes of adjustments for reorganization events, in the case of a consummated tender or exchange offer or going-private transaction involving reorganization property of a particular type, reorganization property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such reorganization property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to reorganization property in which an offeree may elect to receive cash or other property, reorganization property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Replacement Stock Events

Following the occurrence of a replacement stock event described in paragraph (b)(2)(ii) above or in “—Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility” below with respect to an Underlying Stock, the stock closing price of the applicable underlying stock on any calculation day on or after the effective date of the replacement stock event will be determined by reference to a replacement stock and an adjustment factor (subject to any further anti-dilution adjustments) for such replacement stock as determined in accordance with the following paragraphs.

The “replacement stock” will be the stock having the closest “option period volatility” to the applicable original Underlying Stock among the stocks that then comprise the replacement stock selection index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same GICS Code (as defined below) as the applicable original Underlying Stock Issuer; provided, however, that a replacement stock will not include (i) any stock that is subject to a trading restriction under the trading restriction policies of Barclays Bank PLC, the hedging counterparties of Barclays Bank PLC or any of their affiliates that would materially limit the ability of Barclays Bank PLC, the hedging counterparties of Barclays Bank PLC or any of their affiliates to hedge the notes with respect to such stock or (ii) any stock for which the aggregate number of shares to be referenced by the notes (equal to the product of (a) (i) the aggregate principal amount outstanding divided by (ii) the starting value of the applicable Underlying Stock and (b) the adjustment factor that would be in effect immediately after selection of such stock as the replacement stock) exceeds 25% of the ADTV (as defined in Rule 100(b) of Regulation M under the Exchange Act) for such stock as of the effective date of the replacement stock event (an “excess ADTV stock”).

If a replacement stock is selected in connection with a reorganization event for an original Underlying Stock, the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the effective date of such reorganization event, equal to the product of (a) the value of the non-stock reorganization property received per share of such original Underlying Stock and (b) the adjustment factor of such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event. If a replacement stock is selected in connection with an ADS termination event (as defined below), the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the change date (as defined below), equal to the product of (x) the closing price of the original Underlying Stock on the change date and (y) the adjustment factor in effect on the trading day immediately prior to the change date.

The “option period volatility” means, in respect of any trading day, the volatility (calculated by referring to the closing price of the applicable Underlying Stock on its primary exchange) for a period equal to the 125 trading days immediately preceding the announcement date of the reorganization event, as determined by the calculation agent.

“GICS Code” means the Global Industry Classification Standard (“GICS”) sub-industry code assigned to the applicable Underlying Stock Issuer; provided, however, if (i) there is no other stock in the replacement stock selection index in the same GICS sub-industry or (ii) a replacement stock (a) for which there is no trading restriction and (b) that is not an excess ADTV stock cannot be identified from the replacement stock selection index in the same GICS sub-industry, the GICS Code will mean the GICS industry code assigned to such original Underlying Stock Issuer. If no GICS Code has been assigned to such original Underlying Stock Issuer, the applicable GICS Code will be determined by the calculation agent to be the GICS sub-industry code assigned to companies in the same sub-industry (or, subject to the proviso in the preceding sentence, industry, as applicable) as such original Underlying Stock Issuer at the time of the relevant replacement stock event.

The “replacement stock selection index” means the S&P 500® Index.

Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility. If an Underlying Stock is an American Depositary Share and such Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the American depositary receipt facility between the applicable Underlying Stock Issuer and the depositary is terminated for any reason (each, an “ADS termination event”), then, on the last trading day on which the applicable Underlying Stock is listed or admitted to trading or the last trading day immediately prior to the date of such termination, as applicable (the “change date”), a replacement stock event shall be deemed to occur.

Consequences of a Market Disruption Event; Postponement of a Calculation Day

As used in this section, the “final disrupted calculation day” means, with respect to a calculation day, (i) for an Index or a Fund, the eighth trading day for that Index or Fund after such originally scheduled calculation day or (ii) for an Underlying Stock, the eighth scheduled trading day for that Underlying Stock after such originally scheduled calculation day.

Notes Linked to a Single Market Measure

If any calculation day is not a trading day with respect to the Market Measure, such calculation day will be postponed to the next succeeding day that is a trading day with respect to the Market Measure.

If a market disruption event occurs or is continuing with respect to the Market Measure on any calculation day, then such calculation day will be postponed to the first succeeding trading day for the Market Measure on which a market disruption event for the Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for the Market Measure, that final disrupted calculation day shall be deemed to be the calculation day. If a calculation day has been postponed to the final disrupted calculation day and a market disruption event occurs or is continuing with respect to the Market Measure on such final disrupted calculation day, the calculation agent will determine the closing value of the Market Measure on such final disrupted calculation day:

(i)	in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and

(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.

As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

Notes Linked to Multiple Market Measures

If any calculation day is not a trading day with respect to any Market Measure, such calculation day for each Market Measure will be postponed to the next succeeding day that is a trading day with respect to each Market Measure.

If a market disruption event occurs or is continuing with respect to any Market Measure on any calculation day, then such calculation day for such Market Measure will be postponed to the first succeeding trading day for such Market Measure on which a market disruption event for such Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for such Market Measure, that final disrupted calculation day shall be deemed to be the calculation day for such Market Measure. If a calculation day for a Market Measure has been postponed to the final disrupted calculation day for that Market Measure and a market disruption event occurs or is continuing with respect to such Market Measure on such final disrupted calculation day, the calculation agent will determine the closing value of such Market Measure on such final disrupted calculation day:

(i)	in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and

(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.

As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

Notwithstanding the postponement of a calculation day for a Market Measure due to a market disruption event with respect to such Market Measure on such calculation day, the originally scheduled calculation day will remain the calculation day for any Market Measure not affected by a market disruption event on such day.

Payment Dates

The applicable pricing supplement will specify the stated maturity date as well as any other date on which amounts will or may be payable on the notes (each referred to in this section as a “payment date”).

If any scheduled payment date is not a business day, the payment (if any) required to be made on the notes on such payment date will be made on the next succeeding business day. If a calculation day with respect to any payment date preceding the stated maturity date is postponed, the relevant payment date will be the business day that follows such postponed calculation day by a number of business days equal to the number of business days between the originally scheduled calculation day and the originally scheduled payment date. If the final calculation day is postponed, the stated maturity date will be the later of (i) the originally scheduled stated maturity date and (ii) three business days after the final calculation day as postponed. If the notes are linked to more than one Market Measure and a calculation day is postponed, the related payment date will be postponed as described in this paragraph after the last such calculation day as postponed.

If any payment date is postponed due to a non-business day, a market disruption event on the related calculation day or otherwise, the payment, if any, due on that payment date will be made on that payment date as so postponed with the same force and effect as if it had been made on the originally scheduled payment date, that is, with no additional amount accruing or payable as a result of the postponement.

Calculations and Calculation Agent

Unless otherwise specified in the applicable pricing supplement, Barclays Bank PLC, will act as initial calculation agent for the notes. We may appoint a different institution, including one of our affiliates, to serve as calculation agent from time to time after the original issue date of the notes without your consent and without notifying you of the change. We will ensure that there is a financial institution serving as the calculation agent at all relevant times.

The calculation agent will determine any amounts payable on the notes. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing value of a Market Measure under certain circumstances;

•	determine if adjustments are required to the closing value of a Market Measure under various circumstances;

•	if publication of an Index is discontinued, select a successor equity index or, if no successor equity index is available, determine the closing level of such Index;

•	if a Fund undergoes a liquidation event, select a successor fund or, if no successor fund is available, determine the fund closing price of such Fund; and

•	select a replacement stock for an Underlying Stock under certain circumstances.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Events of Default and Acceleration

See “Terms of the Notes—Default Amount” in the accompanying prospectus supplement.